UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2025

ARES CORE INFRASTRUCTURE FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56695	99-6541890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY 10167
(Address of principal executive office) (Zip Code)
(212) 750-7300
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Pioneer Credit Agreement

On October 3, 2025 (the “Closing Date”), ACI Pioneer Member, LLC as borrower (the “Borrower”) and ACI Pioneer Holdings, LLC as pledgor (the “Pledgor”), each a wholly-owned subsidiary of Ares Core Infrastructure Fund (the “Fund”), entered into a credit agreement (the “Pioneer Credit Agreement”) with Natixis, New York Branch as administrative agent and collateral agent (“Natixis”), Société Générale as coordinating lead arranger and bookrunner (together with Natixis in the same roles), and the other lenders party thereto from time to time. The Pioneer Credit Agreement is related to Borrower’s investment in a portfolio investment of the Fund and includes a $542.2 million delayed draw term loan facility (the “Pioneer Term Loan”), of which $226.0 million was drawn as of the Closing Date, and a $23.5 million debt service reserve letter of credit facility (the “DSR LC Facility”).

Borrowings under the Pioneer Term Loan bear interest annually at a rate equal to daily compounded SOFR plus 1.50% per annum, with a step up of 0.125% on the third anniversary of the Closing Date and outstanding undrawn commitments under the Pioneer Term Loan facility have a commitment fee of 0.50% annually on the average daily unused amount. The Borrower will make amortization and interest payments quarterly beginning January 8, 2026, and ending on the maturity date in accordance with an amortization schedule attached to the Pioneer Credit Agreement.

The DSR LC Facility provides letters of credit (“LC”) or loans for draws under such LC to support contractual obligations related to the minimum debt service reserve amount under the Pioneer Credit Agreement. An LC commitment fee is due in respect of unused LC commitments in an amount of 0.50% multiplied by the average unused daily LC commitments. LC fees follow the applicable margin of the Pioneer Term Loan, payable quarterly in arrears, at an amount equal to 1.50% annually multiplied by the stated amount of the LC, with a 0.125% step up after three years.

The Pioneer Credit Agreement is secured by a first-priority pledge on (a) all of the equity interests of the Borrower, (b) all of the equity interests of Pioneer JV Holdings, LLC, a portfolio investment of the Fund, owned by the Borrower and (c) all tangible and intangible assets of the Borrower and the equity interests of the Borrower owned by the Pledgor. Under the Pioneer Credit Agreement, the Borrower and the Pledgor, as applicable, have made representations and warranties regarding their businesses, among other things, and are required to comply with various covenants, servicing procedures, reporting requirements and other customary requirements for similar facilities. The Pioneer Credit Agreement includes usual and customary events of default for facilities of this nature. Other than with respect to the pledge of the equity interests of the Borrower, the Pioneer Credit Agreement is non-recourse to any upstream affiliate of the Borrower, including the Fund.

The foregoing description of the Pioneer Credit Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Pioneer Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

On October 1, 2025, the Fund agreed to sell Class I common shares of beneficial interest (“Class I Common Shares”) and Class S common shares of beneficial interest (“Class S Common Shares” and, together with the Class I Common Shares, the “Common Shares”) for an aggregate purchase price of $182.2 million. The purchase price per Common Share will equal the Fund’s net asset value (“NAV”) per Common Share of such class as of the last calendar day of September 2025, which is generally expected to be available within 20 business days after October 1, 2025.

No underwriting discounts or commissions have been or will be paid in connection with the sale of such Common Shares. Although the Fund does not charge investors an upfront sales load (an “Upfront Sales Load”) with respect to its Common Shares, if Class S Common Shares are purchased through certain selling agents, such selling agents may directly charge shareholders an Upfront Sales Load or transaction or other fees, including brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 3.5% cap on NAV for Class S Common Shares. No Upfront Sales Loads may be charged on Class I Common Shares. The issuance of the Common Shares is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, by Rule 506(b) of Regulation D promulgated thereunder and/or Regulation S promulgated thereunder.

Item 8.01 Other Events.

As of September 30, 2025, the Fund had 58,179,313 Class I Common Shares outstanding and no Class D, Class N or Class S common shares of beneficial interest outstanding.

Amendment and Restatement of Investment Advisory and Management Agreement

On September 29, 2025, the Fund entered into the amended and restated investment advisory and management agreement (the “Amended and Restated Investment Advisory and Management Agreement”), by and between the Fund and Ares Capital Management II LLC, the Fund’s investment adviser (the “Adviser”), which amended and restated the investment advisory and management agreement, by and between the Fund and the Adviser, dated August 12, 2024 (the “initial investment advisory and management agreement”). The terms of the Amended and Restated Investment Advisory and Management Agreement are unchanged from those of the initial investment advisory and management agreement under which the Adviser provided investment advisory services to the Fund, except to clarify certain language related to the treatment of distributions when calculating incentive fees payable under the Amended and Restated Investment Advisory and Management Agreement.

The foregoing description of the Amended and Restated Investment Advisory and Management Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Investment Advisory and Management Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Pioneer Interest Rate Swaps

In connection with the Pioneer Term Loan, the Borrower entered into interest rate swaps with Natixis and Société Générale to exchange the SOFR rate in the Pioneer Term Loan with a fixed rate for 75% of the outstanding borrowings under the Pioneer Term Loan. The all-in fixed rates are 3.875% and 3.884% for the interest rate swaps with Natixis and Société Générale, respectively. The interest rate swaps have a mandatory early termination date on October 3, 2030.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1
Pioneer Credit Agreement, dated as of October 3, 2025, by and among ACI Pioneer Member, LLC, as borrower, ACI Pioneer Holdings, LLC, as pledgor, Natixis, New York Branch, as administrative agent and as collateral agent, and the lenders and DSR LC Issuers from time to time party thereto.

10.2	Amended and Restated Investment Advisory and Management Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CORE INFRASTRUCTURE FUND

Dated: October 7, 2025

	By:	/s/ Christina Oh
	Name:	Christina Oh
	Title:	Chief Financial Officer and Treasurer

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